UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aegion Corporation

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Employee Email

To: Aegion All Hands

From: Chuck Gordon

Date: April 14, 2021

Subj: A Message from Chuck Gordon: New Mountain Acquisition Update

Colleagues,

This morning we announced Aegion has entered into a second amendment to its merger agreement with New Mountain Capital to increase the cash consideration payable to Aegion stockholders to $30.00 per share from the previously amended price of $27.00 per share. The revised transaction price represents a total enterprise value of $1.1 billion. The press release we issued is attached.

The amendment, which was unanimously approved by Aegion’s Board of Directors, was negotiated with New Mountain following the receipt of a revised unsolicited proposal from a third party. Management and Aegion’s Board of Directors held discussions and negotiations with the unnamed third party over the last few weeks following disclosure on March 22 of the Board’s determination that an unsolicited proposal received from the third party for $28.50 per share in cash could reasonably be expected to result in a “Superior Proposal.”

In evaluating both proposals, the Board, in consultation with independent legal and financial advisors, carefully assessed the relative benefits and risks of the revised proposals from both New Mountain and the third party. The Board determined that, based on price, superior certainty and anticipated timing to close the transaction, entering into the amendment with New Mountain is in the best interests of Aegion’s stockholders.

What this means for employees is that our agreement with New Mountain remains in place – at a new higher price per share for stockholders – and we continue to advance activities toward a potential transaction closing by the end of May. Aegion’s Board of Directors has scheduled a special meeting of stockholders for May 14, 2021, and has recommended that Aegion stockholders vote to approve the amended New Mountain Merger Agreement and related proposals. All additional necessary regulatory approvals and financing have been completed and the transaction could be expected to close shortly following stockholder approval. Until then, Aegion remains an independent, publicly-traded company and today’s announcement has no impact on our day-to-day business operations.

We remain excited about the transaction with New Mountain and look forward to advancing this agreement and transaction with them. Their increased offer and ongoing negotiations with management reflect their continued enthusiasm and conviction about the organization, its belief in the Aegion name and brands, as well as the new growth opportunities ahead for our employees. We look forward to focusing on a smooth transition of ownership in the coming weeks and months.

As mentioned before, if you receive any inquiries from outside parties, including media personnel or investors, do not comment and refer all to Katie Cason, SVP, Strategy & Communications - kcason@aegion.com, who will handle them accordingly.

Sincerely,

Chuck Gordon

President & Chief Executive Officer

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company’s and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 10, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.